SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549



            _____________________________________________________



                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934

              Date of Report (Date of earliest event reported):

                               December 3, 1995


                               URS CORPORATION
            (Exact name of registrant as specified in its charter)

           1-7567                         94-1381538
           (Commission File Number)       (I.R.S. Employer
                                           Identification Number)


                                   Delaware

                (State or other jurisdiction of incorporation)


                       100 California Street, Suite 500
                    San Francisco, California  94111-4529
            (Address of principal executive offices and zip code)


              Registrant's telephone number, including area code:
                                (415) 774-2700






                           Exhibit Index on Page 4




                                 Page 1 of 19


                 Item 5.   Other Events.

                      On December 3, 1995, URS Corporation ("URS") and Greiner Engineering, Inc. ("Greiner") executed a letter of intent for URS to acquire all the outstanding stock of Greiner pursuant to a merger of Greiner with a wholly-owned subsidiary of URS (the "Acquisition"). The Acquisition price will consist of $13.50 in cash plus 0.298 shares of URS common stock for each of the 4,698,442 outstanding shares of Greiner common stock, for an aggregate Acquisition price of $63,428,467 and
       1.4 million shares of URS common stock.

                 Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

                 (c)  The following exhibits are furnished in
       accordance with the provisions of Item 601 of Regulation S-K:

                 Exhibit Number      Exhibit
                 --------------      -------
                      2(a)           Letter of Intent and Transaction
                                     Term Sheet dated December 3, 1995

                      20(a)          Press Release issued December 4,
                                     1995
































                              Page 2 of 19


                                  SIGNATURE
                                  ---------


                 Pursuant to the requirements of the Securities
       Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

       Dated:  December 4, 1995

                                URS CORPORATION


                                By:  /s/ Kent P. Ainsworth
                                    ------------------------------
                                     Kent P. Ainsworth
                                     Vice President and
                                     Chief Financial Officer
                                     (Principal Accounting Officer)





































                             Page 3 of 19


                              INDEX TO EXHIBITS
                              -----------------

       Exhibit                                           Sequentially
       Number         Exhibit                            Numbered Page
       -------        -------                            -------------

       2(a)           Letter of Intent and                      5
                      Transaction Term Sheet dated
                      December 3, 1995

       20(a)          Press Release issued                     17
                      December 4, 1995












































                             Page 4 of 19


                                 Exhibit 2(a)
                                ------------

                                      URS Corporation
                                      100 California Street, Suite 500
                                      San Francisco, CA  94111-4529
                                      Tel:  (415) 774-2700
                                      Fax:  (415) 398-1505



       Martin M. Koffel
       Chairman and
       Chief Executive Officer



            December 2, 1995

                                                            HMF-56393


       Mr. Robert L. Costello
       President and Chief Executive Officer
       Greiner Engineering, Inc.
       Suite 1900, LB 44
       909 E. Las Colinas Blvd.
       Irving Texas 75039-3907


                 Re:  Acquisition of Greiner Engineering, Inc.
                      by URS Corporation
                      -----------------------------------------------

       Dear Rob:

                 I am very pleased that the Board of Directors of Greiner Engineering, Inc. has agreed with us that the combination of Greiner with URS Corporation on the terms proposed is an excellent strategic and financial opportunity for the shareholders, employees and clients of both our companies.

                 The attached Transaction Term Sheet is intended to summarize the nonbinding understandings of the parties with respect to the terms and conditions of the combination, as well as certain binding agreements between the parties regarding their relationships while the transaction is being finalized. If you agree that the Transaction Term Sheet accurately summarizes our mutual intent and sets forth our agreements as of the date of this letter, please so indicate by countersigning this letter.





                             Page 5 of 19


       Mr. Robert L. Costello
       December 2, 1995
       Page 2





                 Once this letter has been countersigned, the next phase will be to finalize an appropriate definitive agreement, to prepare the required regulatory filings, and to commence the other steps that will be necessary or appropriate to complete the transaction.

                 I also am enclosing a copy of the joint press release in the form we previously agreed upon. As discussed, we are planning to issue this release prior to the opening of the stock market in New York on Monday, December 4, assuming that you have countersigned this letter by that time.

                 We look forward to working with you toward a prompt and successful conclusion to this transaction, and to a bright future for our combined companies.


       Sincerely,


       /s/ Martin M. Koffel



       Agreed and Confirmed

       Greiner Engineering, Inc.


       By /s/ Robert L. Costello
          ------------------------------
          Robert L. Costello
          President and Chief Executive Officer

       Date:  December 3, 1995














                             Page 6 of 19


                            TRANSACTION TERM SHEET

       Part I.   Nonbinding Understandings:
                 -------------------------
            Structure       *   URS Corporation ("URS") will acquire
                                all the outstanding stock of Greiner
                                Engineering, Inc. ("Greiner") pursuant
                                to a merger of Greiner with a wholly-
                                owned subsidiary of URS (the
                                "Acquisition").

                            *   The Acquisition price will consist of
                                $13.50 in cash plus 0.298 shares of
                                URS common stock for each of the
                                4,698,442 outstanding shares of
                                Greiner common stock, for an aggregate
                                Acquisition price of $63,428,467 and
                                1.4 million shares of URS common
                                stock.

                            *   Fractional shares otherwise issuable
                                will be settled for cash based on the
                                market price of URS common stock as of
                                the closing of the Acquisition (the
                                "Closing").

                            *   All outstanding options and other
                                rights to acquire Greiner common stock
                                will be cancelled at the Closing.  Any
                                such vested options or other rights
                                which are in-the-money at the Closing
                                will be settled for cash in an amount
                                per share equal to the difference
                                between the exercise price and the sum
                                of $13.50 plus the market price of
                                0.298 shares of URS common stock as of
                                the Closing.

            Due Diligence   *   URS will immediately proceed with its
                                operational, financial and legal due
                                diligence investigation of Greiner.
                                Such investigation will be completed
                                prior to the execution of the
                                Definitive Agreement so that the
                                Agreement (see below) will contain no
                                due diligence condition.  Execution of
                                the Definitive Agreement will be
                                subject to completion of the due
                                diligence investigation to the
                                satisfaction of URS and its lenders.
                                URS will deliver to Greiner for its
                                review such public information
                                (financial and other) not currently in




                             Page 7 of 19


                                Greiner's possession as Greiner may
                                request to facilitate Greiner's review
                                of the business and financial
                                condition of URS.

            Definitive
            Agreement       *   URS and Greiner will promptly begin
                                negotiations toward a definitive
                                agreement containing the terms and
                                conditions summarized elsewhere in
                                this Term Sheet and other agreements,
                                representations, warranties and
                                conditions appropriate for
                                transactions of this nature (the
                                "Definitive Agreement").  URS and its
                                counsel will be responsible for
                                preparing the initial draft of the
                                Definitive Agreement, and the parties
                                intend to finalize and execute the
                                Definitive Agreement as quickly as
                                possible.  However, the Definitive
                                Agreement will not be executed until
                                the due diligence investigation has
                                been completed to the satisfaction of
                                URS and its lenders, and URS and
                                Greiner are satisfied with the
                                commitments of URS's lenders to fund
                                the cash portion of the Acquisition
                                price.

            Principal
            Conditions      *   Principal conditions to Closing to be
                                specified in the Definitive Agreement
                                will include, among other things:

                                -    Greiner shareholder approval;

                                -    Receipt upon signing the
                                     Definitive Agreement by Greiner
                                     of an opinion of a reputable
                                     investment banking or valuation
                                     firm, selected by Greiner and
                                     reasonably acceptable to URS,
                                     that the Acquisition price is
                                     fair to Greiner and its
                                     shareholders from a financial
                                     point of view.

                                -    Completion of all required
                                     filings and receipt of all
                                     required regulatory and other
                                     approvals (including without
                                     limitation filings under the




                             Page 8 of 19


                                     Hart-Scott-Rodino Antitrust
                                     Improvements Act (the H-S-R
                                     Act"), registration of the URS
                                     shares to be issued in the
                                     Acquisition with the Securities
                                     and Exchange Commission, and
                                     listing of such shares on the New
                                     York and Pacific Stock
                                     Exchanges);

                                -    The absence of any material
                                     adverse change in the business,
                                     financial condition or prospects
                                     of Greiner between September 30,
                                     1995 and the Closing, except as
                                     otherwise publicly disclosed by
                                     Greiner as of December 1, 1995;

                                -    The absence of any pending or
                                     threatened litigation regarding
                                     the Definitive Agreement or the
                                     Acquisition; and

                                -    Such other conditions as may be
                                     imposed by URS's lenders as
                                     conditions to their financing
                                     commitments.


       Part II.  Binding Agreements:
                 ------------------
            Binding
            Provisions      *   Upon mutual acceptance of this
                                Transaction Term Sheet by URS and
                                Greiner, the paragraphs contained in
                                this Part II - Binding Provisions
                                (collectively, the "Binding
                                Provisions") will constitute the
                                legally binding and enforceable
                                agreements of URS and Greiner (in
                                recognition of the significant costs
                                to be borne by each of the parties in
                                pursuing this proposed Acquisition and
                                further in consideration of their
                                mutual undertakings as to the matters
                                described herein).

            Nonbinding
            Provisions      *   The paragraphs contained in Part I -
                                Nonbinding Provision above
                                (collectively, the "NonBinding
                                Provisions") do not create or
                                constitute any legally binding




                             Page 9 of 19


                                obligations between Greiner, URS or
                                any of their respective directors,
                                officers or affiliates, and no such
                                party shall have any liability to any
                                of the other parties with respect to
                                the Nonbinding Provisions until the
                                Definitive Agreement, if one is
                                successfully negotiated, is executed
                                and delivered by URS and Greiner.  No
                                prior or subsequent course of conduct
                                or dealing among the parties, oral
                                communications or other actions not
                                reduced to or reflected in a writing
                                executed by all of the parties shall
                                serve to modify this paragraph in any
                                way or cause the Nonbinding Provisions
                                or any provisions covering the same
                                subject matter to become in any sense
                                legally binding and enforceable.  If
                                the Definitive Agreement is not
                                prepared, authorized, executed or
                                delivered for any reason, no party
                                shall have any liability to any other
                                party based upon, arising from, or
                                relating to the Nonbinding Provisions.

            No-Shop         *   For the next 120 days, or if longer so
                                long as negotiations toward the
                                Definitive Agreement are proceeding,
                                Greiner and its directors, officers,
                                affiliates and other representatives
                                agree not to, directly or indirectly,
                                solicit, initiate, respond to,
                                entertain, encourage submission of
                                proposals or offers, provide
                                information, or enter into
                                negotiations or discussing with or in
                                any manner encourage, discuss, accept
                                or consider any proposal or offer of
                                any person other than URS, relating to
                                the acquisition of all or any
                                substantial part of the assets,
                                business or capital stock of Greiner;
                                PROVIDED THAT, nothing herein shall
                                prevent Greiner or its directors and
                                officers from responding to and
                                considering unsolicited firm offers
                                for any such transaction from persons
                                other than URS if and to the extent
                                that, in the written opinion of
                                Greiner's outside counsel, failure to
                                do so would be reasonably likely to
                                constitute a violation of applicable




                             Page 10 of 19


                                law or a breach of the fiduciary
                                duties of Greiner's directors to
                                Greiner's stockholders.

                            *   Greiner confirms that it is not
                                currently conducting any active
                                discussions or negotiations regarding
                                any such transaction involving Greiner
                                with any party except URS.

                            *   Greiner will immediately inform URS in
                                writing if Greiner receives an
                                unsolicited inquiry or proposal
                                regarding any such transaction, and
                                will immediately advise URS in writing
                                of the terms and other details of any
                                such inquiry or proposal.

                            *   If Greiner or any of its directors,
                                officers or affiliates enter into any
                                such negotiations or discussions in
                                breach of the above no-shop
                                provisions, URS shall be entitled to
                                immediate reimbursement from Greiner
                                for all expenses incurred in
                                connection with the Acquisition.

                            *   If Greiner or any of its directors,
                                officers or affiliates enters into any
                                letter of intent, understanding or
                                other agreement with a party other
                                than URS relating to the acquisition
                                of all or any substantial part of the
                                assets, business or capital stock of
                                Greiner (whether through purchase,
                                merger, consolidation, exchange or any
                                other business combination), either in
                                breach of the above no-shop provisions
                                or within 9 months after termination
                                of negotiations between Greiner and
                                URS, then immediately upon entering
                                into such letter of intent,
                                understanding or other agreement
                                Greiner shall pay URS a termination
                                fee of $5.0 million; PROVIDED THAT, no
                                such fee shall be payable if, prior to
                                the entry by Greiner into such letter
                                of intent, understanding or other
                                agreement, URS has unilaterally
                                terminated its discussions with
                                Greiner contemplated by this
                                Transaction Term Sheet or unilaterally
                                declined to close the acquisition as




                             Page 11 of 19


                                contemplated by the Definitive
                                Agreement.

                            *   The expense reimbursement obligation
                                and termination fee described above
                                shall not be the exclusive remedies to
                                URS in the event of a breach by
                                Greiner of the Binding Provisions of
                                this Transaction Term Sheet, and in
                                any such event, URS shall be entitled,
                                in addition to receiving such
                                payments, to equitable remedies,
                                including but not limited to specific
                                performance and enjoining any actions
                                determined to be in breach of the
                                Binding Provisions.

            Definitive
            Agreement       *   URS and its counsel will be
                                responsible for preparing the initial
                                draft of the Definitive Agreement.
                                Subject to the final sentence of the
                                following paragraph, URS and Greiner
                                shall negotiate in good faith to
                                arrive at a mutually acceptable
                                Definitive Agreement for approval,
                                execution and delivery on the earliest
                                possible date.

            Access          *   Greiner will provide URS and its
                                advisors with complete access in a
                                timely fashion to the facilities,
                                contracts, books and records of
                                Greiner, and will cause the officers,
                                employees, accountants and other
                                representatives of Greiner to
                                cooperate fully with URS and its
                                advisors in connection with the due
                                diligence investigation of Greiner.
                                URS will be under no obligation to
                                continue with its due diligence
                                investigation or negotiations
                                regarding the Definitive Agreement if,
                                at any time, the results of its due
                                diligence investigation are not
                                satisfactory to URS for any reason in
                                its sole discretion.

            Conduct of
            Business        *   Until the Definitive Agreement has
                                been duly executed and delivered by
                                all of the parties or the Binding
                                Provisions have been terminated as




                             Page 12 of 19


                                provided below, Greiner shall conduct
                                its business only in the ordinary
                                course, and shall not engage in any
                                extraordinary transactions without the
                                prior written consent of URS,
                                including, without limitation, the
                                following:

                                -    disposing of any assets of Target
                                     Company, except in the ordinary
                                     course of business;

                                -    materially increasing the annual
                                     level of compensation of any
                                     employee, or increasing at all
                                     the annual level of compensation
                                     of any person whose compensation
                                     from Greiner in the last fiscal
                                     year exceeded $150,000, or
                                     granting any unusual or
                                     extraordinary bonuses, benefits
                                     or other forms of direct or
                                     indirect compensation to any
                                     employee, officer, director or
                                     consultant, except in amounts in
                                     keeping with past practices;

                                -    issuing any equity securities or
                                     options, warrants, rights or
                                     convertible securities;

                                -    paying any dividends in excess of
                                     the regular dividend payment of
                                     $0.075 per quarter, redeeming any
                                     securities, or otherwise causing
                                     assets of Greiner to be
                                     distributed to any of its
                                     shareholders; or

                                -    borrowing any funds under
                                     existing credit lines or
                                     otherwise, except as reasonably
                                     necessary for the ordinary
                                     operation of the business of
                                     Greiner in a manner, and in
                                     amounts, in keeping with
                                     historical practices.

            Disclosure      *   Except as and to the extent required
                                by law, without the prior written
                                consent of the other party, neither
                                URS nor Greiner shall, and each shall
                                direct its directors, officers,




                             Page 13 of 19


                                affiliates or other representatives
                                not to, directly or indirectly, make
                                any public comment, statement or
                                communication with respect to, or
                                otherwise disclose or permit the
                                disclosure of the existence of
                                discussions regarding, a possible
                                transaction among the parties or any
                                of the terms, conditions or other
                                aspects of the Acquisition.  URS and
                                Greiner have agreed to issue a joint
                                press release at the time this
                                Transaction Term Sheet has been
                                mutually accepted, and shall cooperate
                                to develop and mutually agree upon an
                                appropriate communication program as
                                soon as possible.

            Confidentiality *   Except as and to the extent required
                                by law, neither URS nor Greiner shall
                                disclose or use, and they each shall
                                cause their respective officers,
                                directors, affiliates, professional
                                advisors and other representatives not
                                to disclose or use, any Confidential
                                Information (as defined below) with
                                respect to any other party furnished
                                or to be furnished by any other party
                                or their respective representatives in
                                connection with the transactions
                                contemplated by this Transaction Term
                                Sheet at any time or in any manner
                                other than in connection with the
                                evaluation of the Acquisition.  For
                                purposes of this paragraph,
                                "Confidential Information" means any
                                information about any party stamped
                                "confidential" or identified as such
                                to any other party; provided that it
                                does not include information which any
                                party can demonstrate (i) is generally
                                available to or known by the public
                                other than as a result of improper
                                disclosure by a party to this
                                Transaction Term Sheet, or (ii) is
                                obtained by URS or Greiner from a
                                source other than by the other party
                                provided that such source was not
                                bound by a duty of confidentiality
                                with respect to such information.  If
                                the Binding Provisions are terminated
                                as provided below, each party shall
                                return any Confidential Information in




                             Page 14 of 19


                                such party's possession pertaining to
                                the other party.  The parties may
                                agree to evidence their confi-
                                dentiality obligations in a separate
                                expanded agreement.

            Costs           *   Each party shall be responsible for
                                and bear all of its own costs and
                                expenses (including the fees and
                                expenses of its own professional
                                advisors and any broker's or finder's
                                fees) incurred in connection with the
                                transactions contemplated by this
                                Transaction Term Sheet.

            Consents        *   URS and Greiner shall cooperate with
                                each other and proceed, as promptly as
                                is reasonably practical, to prepare
                                and file the notifications required by
                                the H-S-R Act and the proxy and
                                registration statements and other
                                filings required under applicable
                                securities laws, and to obtain all
                                necessary consents and approvals from
                                third parties, and to endeavor to
                                comply with all other legal or
                                contractual requirements for or
                                preconditions to the execution and
                                consummation of the Definitive
                                Agreement.

            Termination     *   The Binding Provisions may be
                                terminated:

                                -    by mutual written consent of the
                                     parties; or

                                -    upon written notice by any party
                                     to all of the other parties if
                                     the Definitive Agreement has not
                                     been executed by April 1, 1996;

                                provided, however, that the
                                termination of the Binding Provisions
                                shall not affect the liability of a
                                party for breach of any of the Binding
                                Provisions prior to termination.  Upon
                                termination of the Binding Provisions,
                                the parties shall have no further
                                obligations hereunder, except as
                                stated in the paragraphs captioned
                                "No-Shop," "Disclosure,"





                             Page 15 of 19


                                "Confidentiality," and "Costs." which
                                shall survive any such termination.























































                             Page 16 of 19


                                Exhibit 20(a)
                                -------------
       URS CORPORATION                         NEWS RELEASE




       For further information contact:

       Morgen-Walke Associates, Inc.              December 4, 1995
       Douglas Sherk/Chris Danne/Todd Friedman
       (415) 296-7383
       Jill Ruja/Elissa Grabowski
       (212) 850-5600

       URS Corporation                    Greiner Engineering, Inc.
       Martin Koffel                      Robert Costello
       Chairman, President & CEO               President & CEO
       Kent P. Ainsworth                  (214) 869-1001
       Chief Financial Officer
       (415) 774-2700

       URS CORPORATION TO ACQUIRE GREINER ENGINEERING, INC.

       SAN FRANCISCO, CA & IRVING, TX/DECEMBER 4, 1995 -- URS Corporation (NYSE: URS) and Greiner Engineering, Inc. (NYSE:
       GII) today jointly announced that they have signed a letter of intent for URS to acquire all of the outstanding shares of Greiner's common stock. The proposed combination will result in the 20th largest design engineering company and the fifth largest transportation engineering firm in the nation. The acquisition is not expected to have a material impact on URS FY1996 earnings per share.
            As a result of the proposed acquisition, Greiner will become a wholly-owned subsidiary of URS. Terms of the letter of intent call for Greiner stockholders to receive $13.50 per share in cash plus an aggregate of 1.4 million shares of URS common stock. Based on Greiner's 4,698,442 outstanding shares of common stock, each Greiner stockholder will receive .298 share of URS common stock for every common share of Greiner. Based on the price of URS stock on Friday, December 1, the proposed acquisition's total value per share to Greiner stockholders is approximately $15.50. The transaction is subject to various conditions including negotiation of a definitive agreement, due diligence and standard regulatory, stockholder and other approvals.
            "The strategic benefits of this proposed acquisition are compelling," stated Martin M. Koffel, URS chairman and chief executive officer. "Greiner has a world class engineering reputation and we are pleased this talented group of professionals is joining URS. Our combined revenue will exceed $330 million, increasing our opportunities to serve as a prime contractor on larger and more diverse projects. There is




                             Page 17 of 19


       little geographic overlap of the two organizations and our respective services are highly complementary. Rob Costello, Greiner's CEO, will lead the Greiner division and join the URS Board of Directors. As a result, we anticipate excellent opportunities for cross-marketing and significant expansion of the revenue base of the combined enterprise. The combination will also provide a platform for increased penetration into international markets.
            "While our proposed offer represents a premium of approximately 70% over the current market price of Greiner shares, we believe the value of Greiner's contribution to the combined enterprise as well as the expected cost savings from integrating the two companies' systems and administrative overheads, provide the opportunity to significantly enhance long term returns to URS shareholders," Mr. Koffel added.
            Robert Costello, president and chief executive officer of Greiner commented, "We believe the proposed transaction provides an excellent opportunity to Greiner's stockholders, employees and clients. The combination allows our two companies to participate in the industry's current consolidation trend to our mutual benefit. By joining URS we create a stronger organization that has the potential to generate growth rates that we could not have achieved as separate operations."
            For the most recent fiscal year ended October 31, 1994, URS reported revenue of $164 million and earnings per share of $.60. For the first nine months of fiscal 1995, URS reported revenue of $129.6 million, a nine percent increase over the first nine months of fiscal 1994. Earnings per share for the first nine months of fiscal 1995 were $.44 compared to $.37 in 1994.
            Greiner reported revenue of $151.9 million and earnings per share of $.82 for the year ended December 31, 1994. For the first nine months ended September 30, 1995, Greiner reported revenue of $117 million and a loss of $3.4 million, or $.72 per share. The 1995 third quarter results for Greiner included certain restructuring charges amounting to $3.1 million associated with the Company's strategy to 1) de-emphasize local residential land development services in California and 2) to shift its primary focus for Asian operations from Hong Kong to Kuala Lampur, Malaysia. In addition, Greiner incurred a non-cash charge of $2.3 million associated with the reduction in carrying value of its investment in NTA (a partnership with the Perot Group established to develop privatized transportation facilities such as toll roads). In its recent quarterly earnings release, Greiner stated that its overall financial condition remained strong and that its current backlog position is at a record high level.
            Headquartered in San Francisco, URS offers a broad range of services to public and private sector clients in two principal markets: infrastructure projects involving transportation systems, institutional and commercial




                             Page 18 of 19


       facilities, and water resources; and environmental projects involving hazardous waste management and pollution control.
            Headquartered in Irving, Texas, Greiner is a professional services firm operating in the engineering and architectural design services industry. The company provides engineering, planning, architectural, environmental, program management and other services to public and private sector clients throughout the U.S. and in foreign countries, including Malaysia and Hong Kong.
                                # # #















































                             Page 19 of 19